U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 17, 2004, American Capital Strategies, Ltd. (“American Capital”) revised the terms of its existing credit facility with Branch Banking and Trust Company (“BB&T”), as administrative agent and a syndication of lenders pursuant to an Amended and Restated Credit Agreement (the “Agreement”) by and among American Capital as the borrower, Branch Banking and Trust Company, as administrative agent, swing line lender, issuing bank and as a bank, Bayerische Hypo-Und Vereinsbank AG, as a bank, LaSalle Bank National Association, as a bank, Hibernia National Bank, as a bank, and Fifth Third Bank, as a bank (the “Agreement”). In connection with the amendment, the maximum availability of borrowing under the credit facility was increased from $70 million to $100 million (the “Facility”).

The Facility is an unsecured revolving line of credit with a committed amount of $100 million. The line of credit may be expanded through new or additional commitments up to $150 million in accordance with the terms and conditions set forth in the Agreement and expires on February 16, 2006 unless extended for an additional 364-day period with the consent of the lenders. Interest on borrowings under the Facility is charged at either (i) a one-month LIBOR plus 225 basis points or (ii) the greater of the BB&T prime rate or the federal funds rate plus 100 basis points. The Agreement contains various financial and operating covenants that, among other things, require American Capital to maintain a minimum net worth, debt to equity and interest coverage and certain other financial ratios. It also includes customary default provisions, as well as the following default provisions: a cross-default on American Capital’s consolidated debt of $5 million or more, a minimum net worth requirement of $930 million plus seventy-five percent (75%) of any new equity and subordinated debt, and a default arising from the termination or resignation of any two of the following executive officers of American Capital: Malon Wilkus, Ira Wagner and John Erickson.

Affiliates of BB&T have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, affiliates of BB&T may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Amended and Restated Credit Agreement by and among American Capital Strategies, Ltd., Bayerische Hypo-Und Vereinsbank AG, LaSalle Bank National Association, Hibernia National Bank, Fifth Third Bank, and Branch Banking and Trust Company, dated February 17, 2005.

10.2	Form of Promissory Note

10.3	Form of Swing Line Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: February 24, 2005	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President and Chief Financial Officer

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